SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

September 27, 2002
Date of Report (date of earliest event reported)

Occam Networks, Inc.
(Exact name of Registrant as specified in its charter)

Delaware		77-0442752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Robin Hill Road
Santa Barbara, California 93117
(Address of principal executive offices)

(805) 692-2900
(Registrant’s telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.    The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Master Lease Agreement dated December 8, 2000 by and between Comdisco, Inc. and Occam Networks (California), Inc.

99.2
Standard Industrial/Commercial Multi-Tenant Lease dated March 26, 2001 by and between Applied Magnetics Corporation, a Delaware corporation DBA Innovative Micro Technology and Occam Networks (California), Inc., a California corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2002

OCCAM NETWORKS, INC.

By:	/s/ HOWARD BAILEY
Howard Bailey Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Index	Description

99.1	Master Lease Agreement dated December 8, 2000 by and between Comdisco, Inc. and Occam Networks (California), Inc.

99.2
Standard Industrial/Commercial Multi-Tenant Lease dated March 26, 2001 by and between Applied Magnetics Corporation, a Delaware corporation DBA Innovative Micro Technology and Occam Networks (California), Inc., a California corporation